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                                                                   EXHIBIT 11

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (in thousands, except per share data)

                                                        For the Thirteen Weeks Ended          For the Thirty-Nine Weeks Ended
                                                     ------------------------------------  --------------------------------------
                                                       September 27,     September 28,       September 27,       September 28,
                                                           1997               1996                1997               1996
                                                     ------------------ -----------------  ------------------- ------------------
                                                               (Unaudited)                              (Unaudited)

FINANCIAL STATEMENT PRESENTATION

Weighted average number of shares outstanding                   19,913            19,268               19,792             19,268
                                                     ================== =================  =================== ==================

Net income applicable to common shares                          $7,532            $4,966               $8,872             $2,769
                                                     ================== =================  =================== ==================

Per share amounts
          Net income per share                                   $0.38             $0.26                $0.45              $0.14
                                                     ================== =================  =================== ==================


PRIMARY

Weighted average number of shares outstanding                   19,913            19,268               19,792             19,268
                                                     ================== =================  =================== ==================

Net income applicable to common shares                          $7,532            $4,966               $8,872             $2,769
                                                     ================== =================  =================== ==================

Per share amounts
          Net income per share                                   $0.38             $0.26                $0.45              $0.14
                                                     ================== =================  =================== ==================


FULLY DILUTED

Weighted average number of shares outstanding
    and fully diluted common share equivalents                  19,984            19,268               19,957             19,268
                                                     ================== =================  =================== ==================

Net income applicable to common shares                          $7,532            $4,966               $8,872             $2,769
                                                     ================== =================  =================== ==================

Per share amounts
          Net income per share                                   $0.38             $0.26                $0.45              $0.14
                                                     ================== =================  =================== ==================



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